UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2015

Angstron Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888,
Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-9120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to Item 3.02 of this Current Report on Form 8-K regarding the Investment Agreement (as defined below). The disclosure contained in Item 3.02 with respect to the Investment Agreement and the information contained in Exhibit 10.1 attached hereto are hereby incorporated by reference in their entirety into this Item 1.01.

On February 25, 2015, Angstron Holdings Corporation (the “Company”) entered into a Consulting Services Agreement (the “Consulting Agreement”) with Hybrid Kinetic (Lianyungang) New Energy Limited, Inc., a company organized under the laws of the People’s Republic of China (the “Investor”). The Company was engaged by the Investor to perform certain consulting services related to the production of graphene in exchange for a quarterly royalty fee equal to 7% of the Investor’s net sales revenue.

The foregoing text of this Item 1.01 is qualified in its entirety by the Consulting Agreement, attached hereto as Exhibit 10.1.  The terms of the Consulting Services Agreement are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On February 25, 2015, the Company entered into an Investment Agreement (the “Investment Agreement”) with the Investor, for gross proceeds equal to an aggregate of $10,000,000 (the “Purchase Price”) in exchange for the issuance of 537,418,480 shares of the Company’s common stock, par value of $0.001 per share (the “Shares”), at a per share price of $0.0186.  The Purchase Price consists of a cash payment of $6,000,000 to be paid at the closing and the cancellation of a promissory note in the amount of $4,000,000 payable to the Investor by the Company (the “Transaction”).

The Shares will be issued to the Investor, a non-US person (as that term is defined in Regulation S of the Securities Act of 1933, as amended (the “Act”)) in accordance with Rule 506 of Regulation D promulgated under the Act, in that the Company did not engage in any general advertisement or general solicitation in connection with the offering of the Shares, and the Company was available to answer any questions from the Investor. Cash commissions were not paid in connection with the sale of the Shares.

The foregoing text of this Item 3.02 is qualified in its entirety by the Investment Agreement, attached hereto as Exhibit 10.2.  The terms of the Investment Agreement are incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 3.02 above, which disclosure is incorporated herein by reference.

As a result of the Transaction, the Investor will be the beneficial owner of approximately 52.51% of the Company’s issued and outstanding capital stock on a fully-diluted as-converted basis.

The Shares constitute “restricted securities” within the meaning of Rule 144 of the Securities Act of 1933, as amended, and may not be sold, pledged, or otherwise disposed of by the Purchaser without restriction under the Securities Act and applicable state securities laws.

The Investor has not advised the Company of any plans to appoint new directors to the Company’s Board of Directors or to make any changes to the Company’s management and operations.

As a result of the issuance of the Shares, there was a change of control of the Company. The Company was a shell company immediately before the change in control, and remains a shell company following the change in control. The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission in the Company’s Registration Statement on Form SB-2, filed on January 23, 2007, as amended on February 13, 2007, as supplemented and updated by: (a) the Annual Report on Form 10-K, filed on April 15, 2014; (b) the Quarterly Reports on Form 10-Q filed on May 20, 2014, August 19, 2014 and November 19, 2014; (c) the Current Report on Form 8-K filed on December 9, 2014; and (d) the information contained in this report.

Item 9.01   Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Services Agreement, dated as of February 25, 2015.
10.2	Investment Agreement, dated as of February 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angstron Holdings Corporation

Date: February 27, 2015	By:	/s/ Jianguo Xu
Jianguo Xu President, Chief Executive Officer and Treasurer